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Derek Leckow
Vice President
Investor Relations
(717) 849-7863                                    For Immediate Release

DENTSPLY International Reports Record Second Quarter 2015 Results

•	Record adjusted earnings of $0.73 per diluted share, up 6% vs. $0.69 in prior year period

•	Revenue excluding precious metals up 3.2% in constant currency; Fx headwind 10.9%

•	Adjusted operating margin for the second quarter expanded 180 bps to 21.1%

York, PA - July 30, 2015 - DENTSPLY International Inc. (NASDAQ: XRAY) today announced sales and earnings for the three months ended June 30, 2015.

Second Quarter Results

Net sales in the second quarter of 2015 of $698.0 million decreased 8.8% compared to $765.2 million in the second quarter of 2014. Net sales, excluding metals content, of $674.7 million decreased 7.7% compared to $730.9 million in the second quarter of 2014. The revenue decline, excluding precious metals, primarily reflects constant currency growth of 3.2% that was more than offset by a 10.9% headwind from foreign currency translation.

Net income attributable to DENTSPLY International for the second quarter of 2015 was $44.1 million, or $0.31 per diluted share, compared to $90.0 million, or $0.62 per diluted share in the second quarter of 2014. On an adjusted basis, excluding certain items, net earnings per diluted share grew 6% to $0.73 compared to $0.69 in the second quarter of 2014. A reconciliation of the adjusted earnings per share, a non-US GAAP measure, to earnings per share calculated on a US-GAAP basis is provided in the attached table.

First Half 2015 Results

Net sales for the first six months of 2015 of $1.35 billion decreased 9.4% compared to $1.50 billion for the first six months of 2014. Net sales for the six months, excluding precious metals content, of $1.31 billion decreased 8.0% compared to $1.42 billion in the first six months of 2014, due primarily to a 10.2% headwind from currency translation.

Net income attributable to DENTSPLY International for the first six months of 2015 was $108.0 million, or $0.76 per diluted share, compared to $162.9 million, or $1.13 per diluted share in the first six months of 2014. On an adjusted basis, excluding certain items, net earnings per diluted share grew 2% to $1.31 compared to $1.28 in the first six months of 2014.

Outlook

Bret Wise, DENTSPLY’s Chairman and Chief Executive Officer, stated “Momentum improved in many parts of our business during the second quarter, as reflected in our accelerated organic growth rate. This, coupled with continued margin expansion coming from our efficiency efforts gives us increased confidence as we begin the next phase of our global efficiency and investment program. We are starting to reinvest a portion of the savings to fund growth initiatives that will improve the business over a longer term. Given our first half results, recent strength in the US market, and in light of a relatively stable European dental market, we are increasing our full-year adjusted earnings guidance to the range of $2.54 to $2.62 per diluted share from $2.50 to $2.60 per share, previously.”

Additional Information

A conference call is scheduled to begin today at 8:30 a.m. (Eastern Time) with a live webcast to discuss these financial results. Supplemental materials for reference during the call will be available for download in the investor relations section of DENTSPLY's web site, at www.dentsply.com.

Investors can access the webcast via a link on DENTSPLY’s web site at www.dentsply.com. For those planning to participate on the call, please dial (800) 894-5910 for domestic calls, or (785) 424-1052 for international calls. The Conference ID # is 7126256. Members of management speaking on the call will include Bret Wise, DENTSPLY’s Chairman and Chief Executive Officer, Chris Clark, President and Chief Financial Officer, and Jim Mosch, Executive Vice President and Chief Operating Officer.

A rebroadcast of the conference call will be available online at the DENTSPLY web site, and a dial-in replay will be available for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Replay Passcode # 7126256.

DENTSPLY International Inc. is a leading manufacturer and distributor of dental and other consumable medical device products. The Company believes it is the world's largest manufacturer of consumable dental products for the professional dental market. For over 115 years, DENTSPLY's commitment to innovation and professional collaboration has enhanced its portfolio of branded consumables and small equipment. Headquartered in the United States, the Company has global operations with sales in more than 120 countries. Visit www.dentsply.com for more information about DENTSPLY and its products.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental and medical markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental and medical products, outcome of litigation and/or governmental enforcement actions, volatility in the capital markets or changes in our credit ratings, continued support of our products by influential dental and medical professionals, our ability to successfully integrate acquisitions, risks associated with foreign currency exchange rates, risks associated with our competitors’ introduction of generic or private label products, our ability to accurately predict dealer and customer inventory levels, our ability to successfully realize the benefits of any cost reduction or restructuring efforts, our ability to obtain a supply of certain finished goods and raw materials from third parties and changes in the general economic environment that could affect the business. Changes in such assumptions or factors could produce significantly different results.

For additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements, please refer to the Company's most recent Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

Non-US GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to DENTSPLY International to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to purchased intangible assets. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to DENTSPLY International consists of net income attributable to DENTSPLY International adjusted to exclude the net of tax impact of the following:

(1) Business combination related costs. These adjustments include costs related to integrating and consummating recently acquired businesses and costs, gains and losses related to the disposal of businesses or product lines. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.
(2) Restructuring, restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.
(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Beginning in 2011, the Company began recording large non-cash charges related to the values attributed to purchased intangible assets. As such, amortization expense has been excluded from adjusted net income attributed to DENTSPLY International to allow investors to evaluate and understand operating trends excluding these large non-cash charges.
(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.
(5) Certain fair value adjustments related to an unconsolidated affiliated company. This adjustment represents the fair value adjustment of the unconsolidated affiliated company’s convertible debt instrument held by the Company. The affiliate is accounted for under the equity method of accounting. The fair value adjustment is driven by open market pricing of the affiliate’s equity instruments, which has a high degree of variability and may not be indicative of the operating performance of the affiliate or the Company.
(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average common shares outstanding. Adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2015	2014	2015	2014

Net sales	$698,006	$765,225	$1,354,326	$1,495,339
Net sales, excluding precious metal content	674,698	730,898	1,306,245	1,420,080

Cost of products sold	298,345	340,756	581,297	676,665

Gross profit	399,661	424,469	773,029	818,674
% of Net sales	57.3%	55.5%	57.1%	54.7%
% of Net sales, excluding precious metal content	59.2%	58.1%	59.2%	57.6%

Selling, general and administrative expenses	274,979	296,121	545,212	583,963

Restructuring and other costs	38,881	1,242	44,307	2,035

Operating income	85,801	127,106	183,510	232,676
% of Net sales	12.3%	16.6%	13.5%	15.6%
% of Net sales, excluding precious metal content	12.7%	17.4%	14.0%	16.4%

Net interest and other expense	8,788	10,629	19,322	20,537

Income before income taxes	77,013	116,477	164,188	212,139

Provision for income taxes	24,775	26,096	43,628	48,548

Equity in net loss of
unconsolidated affiliated company	(8,174)	(367)	(12,541)	(657)

Net income	44,064	90,014	108,019	162,934
% of Net sales	6.3%	11.8%	8.0%	10.9%
% of Net sales, excluding precious metal content	6.5%	12.3%	8.3%	11.5%

Less: Net (loss) income attributable to noncontrolling interests	(35)	21	(42)	63

Net income attributable to DENTSPLY International	$44,099	$89,993	$108,061	$162,871

% of Net sales	6.3%	11.8%	8.0%	10.9%
% of Net sales, excluding precious metal content	6.5%	12.3%	8.3%	11.5%

Earnings per common share:
Basic	$0.32	$0.63	$0.77	$1.15
Dilutive	$0.31	$0.62	$0.76	$1.13

Cash dividends declared per common share	$0.07250	$0.06625	$0.14500	$0.13250

Weighted average common shares outstanding:
Basic	139,813	141,790	140,054	141,921
Dilutive	142,262	144,164	142,521	144,288

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	June 30,	December 31,
	2015	2014
Assets

Current Assets:

Cash and cash equivalents	$96,472	$151,639
Accounts and notes receivable-trade, net	447,500	426,606
Inventories, net	374,820	387,095
Prepaid expenses and other current assets	351,538	241,630
Total Current Assets	1,270,330	1,206,970

Property, plant and equipment, net	568,036	588,845
Identifiable intangible assets, net	616,669	670,840
Goodwill, net	1,998,608	2,089,339
Other noncurrent assets, net	43,113	90,465

Total Assets	$4,496,756	$4,646,459

Liabilities and Equity

Current liabilities	$612,973	$652,584
Long-term debt	1,077,779	1,150,084
Deferred income taxes	155,587	165,551
Other noncurrent liabilities	334,128	356,042
Total Liabilities	2,180,467	2,324,261

Total DENTSPLY International Equity	2,314,870	2,321,279
Noncontrolling interests	1,419	919
Total Equity	2,316,289	2,322,198

Total Liabilities and Equity	$4,496,756	$4,646,459

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
SUPPLEMENTAL SUMMARY CASH FLOW INFORMATION
(In thousands)
(unaudited)

	Six Months Ended
	June 30,
	2015	2014

Net Cash Provided by Operating Activities	$211,245	$220,245
Net Cash Used in Investing Activities	$22,979	$55,346
Net Cash Used in Financing Activities	$238,510	$173,445

Depreciation	$38,782	$42,235
Amortization	$21,846	$24,493
Capital Expenditures	$33,434	$48,831
Cash Dividends Paid	$19,640	$18,453

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
(In thousands, except percentages)
(unaudited)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Three Months Ended June 30, 2015
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$85,801	12.7%
Restructuring, Restructuring Program Related Costs and Other Costs	43,873	6.5%
Amortization of Purchased Intangible Assets	10,939	1.6%
Credit Risk and Fair Value Adjustments	2,006	0.3%
Adjusted Non-US GAAP Operating Income	$142,619	21.1%

Three Months Ended June 30, 2014
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$127,106	17.4%
Amortization of Purchased Intangible Assets	11,961	1.6%
Restructuring, Restructuring Program Related Costs and Other Costs	1,280	0.2%
Business Combination Related Costs	618	0.1%
Adjusted Non-US GAAP Operating Income	$140,965	19.3%

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
(In thousands, except percentages)
(unaudited)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Six Months Ended June 30, 2015
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$183,510	14.0%
Restructuring, Restructuring Program Related Costs and Other Costs	50,313	3.8%
Amortization of Purchased Intangible Assets	21,845	1.7%
Credit Risk and Fair Value Adjustments	4,031	0.3%
Business Combination Related Costs	788	0.1%
Adjusted Non-US GAAP Operating Income	$260,487	19.9%

Six Months Ended June 30, 2014
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$232,676	16.4%
Amortization of Purchased Intangible Assets	24,536	1.7%
Business Combination Related Costs	3,553	0.2%
Restructuring, Restructuring Program Related Costs and Other Costs	2,189	0.2%
Adjusted Non-US GAAP Operating Income	$262,954	18.5%

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
(In thousands, except per share amounts)
(unaudited)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to DENTSPLY International and on a per common share basis to the non-US GAAP financial measures.

Three Months Ended June 30, 2015
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$44,099	$0.31
Restructuring, Restructuring Program Related Costs and Other Costs, Net of Tax	36,946	0.26
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company, Net of Tax	8,288	0.06
Amortization of Purchased Intangible Assets, Net of Tax	7,644	0.05
Income Tax Related Adjustments	5,037	0.04
Credit Risk and Fair Value Adjustments, Net of Tax	1,304	0.01
Adjusted non-US GAAP earnings	$103,318	$0.73

Three Months Ended June 30, 2014
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$89,993	$0.62
Amortization of Purchased Intangible Assets, Net of Tax	8,319	0.06
Income Tax Related Adjustments	1,045	0.01
Restructuring, Restructuring Program Related Costs and Other Costs, Net of Tax	943	0.01
Business Combination Related Costs	380	—
Credit Risk and Fair Value Adjustments, Net of Tax	(177)	—
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company, Net of Tax	(832)	(0.01)
Adjusted non-US GAAP earnings	$99,671	$0.69

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
(In thousands, except per share amounts)
(unaudited)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to DENTSPLY International and on a per common share basis to the non-US GAAP financial measures.

Six Months Ended June 30, 2015
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$108,061	$0.76
Restructuring, Restructuring Program Related Costs and Other Costs, Net of Tax	41,406	0.29
Amortization of Purchased Intangible Assets, Net of Tax	15,257	0.11
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company, Net of Tax	12,875	0.09
Income Tax Related Adjustments	5,473	0.04
Credit Risk and Fair Value Adjustments, Net of Tax	3,280	0.02
Business Combination Related Costs, Net of Tax	599	—
Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$186,951	$1.31

Six Months Ended June 30, 2014
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$162,871	$1.13
Amortization of Purchased Intangible Assets, Net of Tax	17,231	0.12
Income Tax Related Adjustments	2,942	0.02
Business Combination Related Costs, Net of Tax	2,346	0.02
Restructuring, Restructuring Program Related Costs and Other Costs, Net of Tax	1,588	0.01
Credit Risk and Fair Value Adjustments, Net of Tax	(801)	(0.01)
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company, Net of Tax	(1,035)	(0.01)
Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$185,142	$1.28

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
(In thousands, except percentages)
(unaudited)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Three Months Ended June 30, 2015
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$77,013	$(24,775)	32.2%
Restructuring, Restructuring Program Related Costs and Other Costs	43,873	(6,927)
Amortization of Purchased Intangible Assets	10,939	(3,295)
Credit Risk and Fair Value Adjustments	1,815	(511)
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company	(102)	31
Income Tax Related Adjustments	—	5,037
As Adjusted - Non-US GAAP Operating Results	$133,538	$(30,440)	22.8%

Three Months Ended June 30, 2014
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$116,477	$(26,096)	22.4%
Amortization of Purchased Intangible Assets	11,961	(3,642)
Restructuring, Restructuring Program Related Costs and Other Costs	1,280	(337)
Business Combination Related Costs	618	(238)
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company	(90)	28
Credit Risk and Fair Value Adjustments	(288)	111
Income Tax Related Adjustments	—	1,045
As Adjusted - Non-US GAAP Operating Results	$129,958	$(29,129)	22.4%

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES
(In thousands, except percentages)
(unaudited)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Six Months Ended June 30, 2015
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$164,188	$(43,628)	26.6%
Restructuring, Restructuring Program Related Costs and Other Costs	50,313	(8,907)
Amortization of Purchased Intangible Assets	21,845	(6,588)
Credit Risk and Fair Value Adjustments	4,712	(1,432)
Business Combination Related Costs	788	(189)
Certain Fair Value Adjustments Related to an Unconsolidated Affiliated Company	(107)	33
Income Tax Related Adjustments	—	5,473
As Adjusted - Non-US GAAP Operating Results	$241,739	$(55,238)	22.9%

Six Months Ended June 30, 2014
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$212,139	$(48,548)	22.9%
Amortization of Purchased Intangible Assets	24,536	(7,305)
Business Combination Related Costs	3,553	(1,207)
Restructuring, Restructuring Program Related Costs and Other Costs	2,189	(601)
Certain Fair Value Adjustments related to an Unconsolidated Affiliated Company	138	(42)
Credit Risk and Fair Value Adjustments	(1,306)	505
Income Tax Related Adjustments	—	2,942
As Adjusted - Non-US GAAP Operating Results	$241,249	$(54,256)	22.5%